09/05/02    THU 10:15  Fax 801  2244587        Ronald Jolley

EWS    ELECTRICAL  WHOLESALE  SUPPLY
Excellence with Service



May 1, 2001





Jolley Marketing, Inc.
368 South 600 West
Orem, Utah 84058


Electrical Wholesale Supply has extended to Ronald Jolley, President of Jolley Marketing Inc. the opportunity to Purchase Sylvania lamps and products at a reduced price.

Electrical Wholesale Supply has six locations in the state of Utah where Mr. Jolley may purchase our lighting products.



Electrical  Wholesale  Supply
568 North State
Orem, Utah 84057
801-224-3450







    158 E. 4500 So. 84107   P.O. Box 57857   Salt Lake City,   Utah 84157-0857
                                  801-268-2555

658  No. State    600  No. 630 West     455 No 1400 East      825  W  200 N
 P.O.  Box 358     P.O.  Box 278        P.O.  Box 1101        P.O.  Box 3450
Orem, Utah 84057  Layton, Utah 84041  St.George, Utah 84771  Logan, Utah 84323
 801-224-3450      801-544-1206          801-628-4246         801-752-2760


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